EXECUTION COPY

                            AMENDMENT NUMBER THREE TO
                     AMENDED AND RESTATED SECURITY AGREEMENT

         This Amendment, dated as of January 8, 2001 (this "Amendment), is made by UNION ACCEPTANCE FUNDING CORPORATION, as Seller (the "Seller"), UAFC CORPORATION, as debtor (the "Debtor"), UNION ACCEPTANCE CORPORATION, individually ("UAC") and as collection agent (in such capacity, the "Collection Agent"), ENTERPRISE FUNDING CORPORATION (the "Company"), MBIA INSURANCE CORPORATION, as financial guaranty insurer (the "Insurer") and BANK OF AMERICA, N.A. individually ("Bank of America") and as collateral agent for the Company, the Bank Investors, and the Insurer (in such capacity, the "Collateral Agent") pursuant to Section 9.2 of the Security Agreement (as defined below) among the Seller, the Debtor, UAC, the Collection Agent, the Company, the Insurer, Bank of America and the Collateral Agent.

         WHEREAS, the Seller, the Debtor, UAC, the Collection Agent, the Company, the Insurer, Bank of America and the Collateral Agent are parties to the Amended and Restated Security Agreement dated as of May 12, 2000 (as the same may be amended, supplemented or otherwise modified from time to time, the "Security Agreement");

         WHEREAS, the parties have agreed to amend the Security Agreement as hereinafter provided;

         NOW THEREFORE the parties hereto agree as follows:

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Security Agreement.

1.       Amendment.

            (i) The definition of "Noteholder's Percentage" set forth in Section
1.1 of the Security Agreement shall be amended, solely for the Determination Date occurring on January 8, 2001, by deleting it in its entirety and restating it as follows:

                 "The Noteholder's Percentage shall mean 98.25%."

2. Full Force and Effect. Except as specifically set forth herein, the Security Agreement is and shall continue to be, in full force and effect and are hereby in all respects ratified and confirmed.

3.       Counterparts.   This  Amendment  may  be  executed  in  any  number  of
counterparts and by any combination of the parties hereto in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Amendment.

4. Effectiveness. This Amendment shall become effective as of the date first written above when counterparts of this Amendment shall have been executed by each of the Seller, the Debtor, UAC, the Collection Agent, the Company, the Insurer, Bank of America and the Collateral Agent.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

                                       ENTERPRISE FUNDING CORPORATION,
                                         as Company


                                       By: /s/ Kevin P. Burns
                                           ------------------------------
                                           Name:   Kevin P. Burns
                                           Title:  Vice President



                                       UAFC CORPORATION, as Debtor



                                       By: /s/ Leeanne W. Graziani
                                           ------------------------------
                                           Name:   Leeanne W. Graziani
                                           Title:  President



                                       UNION ACCEPTANCE FUNDING
                                       CORPORATION, as Seller


                                       By: /s/ Rick A. Brown
                                           ------------------------------
                                           Name:   Rick A. Brown
                                           Title:  Vice President



                                       UNION ACCEPTANCE CORPORATION,
                                         individually and as Collection Agent



                                       By: /s/ Melanie S. Otto
                                           ------------------------------
                                           Name:   Melanie S. Otto
                                           Title:  Vice President





                                       BANK OF AMERICA, N.A.,
                                         individually and as Collateral Agent


                                       By: /s/ Christopher G. Young
                                           ------------------------------
                                           Name:   Christopher G. Young
                                           Title:  Vice President



                                       MBIA INSURANCE CORPORATION, as
                                       as Insurer


                                       By: /s/ Theresa Murray
                                           ------------------------------
                                           Name:   Theresa Murray
                                           Title:  Director